CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (“Registration Statement”) of The Prudential Variable Contract Account-24 of our report dated April 18, 2018 relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We consent to the use in this Registration Statement of The Prudential Variable Contract Account-11 of our report dated April 18, 2018 relating to the financial statements of the Prudential Government Money Market Portfolio, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 27, 2018 relating to the consolidated financial statements of The Prudential Insurance Company of America, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
April 18, 2018

Appendix A

•	Prudential Equity Portfolio (Class I)
•	Prudential Diversified Bond Portfolio
•	Prudential Flexible Managed Portfolio
•	Prudential Conservative Balanced Portfolio
•	Prudential Stock Index Portfolio
•	Prudential Global Portfolio
•	Prudential Government Income Portfolio